TRANSFER AGENT AGREEMENT



      THIS AGREEMENT is made and entered into on this ________ day of September 1997, by and between the Potomac Funds, a Massachusetts business trust (hereinafter referred to as the "Fund"), and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

      WHEREAS, the Fund is an open-end management investment company that is registered under the Investment Company Act of 1940 ("1940 Act"), and

      WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers,

      NOW, THEREFORE, the Fund and the Agent do mutually promise and agree as follows:

1.    TERMS OF APPOINTMENT; DUTIES OF THE AGENT

      Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

      The Fund is authorized to issue separate series of shares of beneficial interest representing interests in separate investment portfolios (each, a "Portfolio"). The parties intend that each Portfolio, as set forth in Appendix A, established by the Fund, now or in the future, be covered by the terms and conditions of this Agreement.

      The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

      A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Fund's custodian;

      B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

      C.    Process  redemption  requests  received  in good order and,  where
            relevant,   deliver   appropriate   documentation  to  the  Fund's
            custodian;

      D.    Pay  monies  (upon  receipt  from  the  Fund's  custodian,   where
            relevant)  in  accordance  with  the   instructions  of  redeeming
            shareholders;

      E. Process transfers of shares in accordance with the shareholder's instructions;

      F.    Process exchanges between any Portfolio;

      G. Prepare and transmit payments for dividends and distributions declared by the Fund;

      H.    Make changes to shareholder  records,  including,  but not limited
            to,  address  changes  in  plans  (i.e.,   systematic  withdrawal,
            automatic investment, dividend reinvestment, etc.);

      I. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding and such other records as are required to be maintained by a transfer agent for open-end registered investment companies by the rules under the 1934 Act;

      J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

      K. Mail shareholder reports and the Fund's most current prospectus and statement of additional information to current shareholders;

      L.    Prepare  and file U.S.  Treasury  Department  forms 1099 and other
            appropriate   information   returns   required   with  respect  to
            dividends and distributions for all shareholders;

      M. Provide shareholder account information upon request of the Fund and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon by the Fund and the Agent; and

      N. Provide a Blue Sky System which will enable the Fund to monitor the total number of shares sold in each state. In addition, the Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from any Blue Sky reporting requirements applicable to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Fund and the reporting of such transactions to the Fund.

            The foregoing services shall be provided in a manner consistent with the policies of the Fund as communicated to the Agent.

2.    COMPENSATION

      The Fund agrees to pay the Agent such fees as set forth in Appendix A for performance of the duties listed in this Agreement in addition to any out-of-pocket expenses incurred by the Agent. Such out-of-pocket expenses may include the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. These fees and out-of-pocket expenses may be modified from time to time subject to mutual written agreement between the Fund and the Agent.

      The Fund agrees to pay all fees and out-of-pocket expenses within ten (10) business days following receipt of the billing notice.

3.    REPRESENTATIONS OF AGENT

      The Agent represents and warrants to the Fund that:

      A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

      B.    It is a registered transfer agent under the 1934 Act;

      C. It is duly qualified to carry on its business in the state of Wisconsin;

      D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

      E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

      F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

      G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the 1934 Act, the 1940 Act and any laws, rules, and regulations of governmental authorities having jurisdiction over its operations.

4.    REPRESENTATIONS OF THE FUND

      The Fund represent and warrants to the Agent that:

      A. The Fund is an open-end management investment company under the 1940 Act;

      B. The Fund is a Massachusetts business trust organized, existing, and in good standing under the laws of Massachusetts;

      C.    The  Fund  is  empowered   under   applicable   laws  and  by  its
            Declaration of Trust and By-Laws to enter into and perform this Agreement;

      D. All necessary proceedings required by the Declaration of Trust have been taken to authorize the Fund to enter into and perform this Agreement;

      E. The Fund will comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction overt its operations; and

      F. A registration statement under the 1933 Act is currently effective or will become effective before any public offering commences and will remain effective, and appropriate state securities law filings have been made or will become effective before any public offering commences and will continue to be made, with respect to all shares of the Fund being offered for sale.

5.    COVENANTS OF THE FUND AND AGENT

      The Fund shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Fund ("Board") authorizing the appointment of the Agent and the execution of this Agreement. The Fund shall provide to the Agent a copy of the Declaration of Trust, By-Laws of the Fund, and all amendments.

      The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with its request.

6.    INDEMNIFICATION; REMEDIES UPON BREACH

      The Agent shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of or attributed to any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction for a proper corporate purpose provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

      Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund (unless contributed to by the Agent's breach of this Agreement or other agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the investment company industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

      In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

      Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

      In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elect, the Fund will so notify the Agent and thereupon the Fund shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be asked to indemnify the Agent except with the Fund prior written consent.

      The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Fund may sustain or incur or which may be asserted against the Fund by any person arising out of or attributed to any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct of the Agent or any of its employees and agents.

7.    CONFIDENTIALITY

      The Agent agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Fund and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8.    RECORDS

      The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is acceptable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request.

9.    NOTICE

      Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should be sent to Firstar Trust Company/Mutual Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. If to the Fund, such notice should be sent to Potomac Funds, located at 550 Mamaroneck Avenue, Harrison, NY 10528.

10.   CHOICE OF LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin. Trustees and shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement.

11.   TERMS OF AGREEMENT

      A. This Agreement shall become effective upon its execution and shall continue until terminated by either party upon ninety (90) days' written notice given by one party to the other party.

      B. This Agreement may be amended by the mutual written consent of both parties.

      C. This Agreement and any right or obligation hereunder may not be assigned by either party without the written consent of the other party.

      D. In the event that the Fund gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

      E. Should the Fund exercise its right to terminate this Agreement, except where such termination follows a breach of this Agreement by the Agent, all out-of-pocket expenses associated with the movement of records and material will be paid by the Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



POTOMAC FUNDS                                  FIRSTAR TRUST COMPANY



By:____________________________                By:_____________________________



Print:_________________________               Print:___________________________



Title:_________________________               Title:  First Vice President



Date:__________________________               Date:____________________________



Attest:________________________               Attest:__________________________